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                                                                 EXHIBIT 10.28









                  RESTATED AND AMENDED SHAREHOLDERS AGREEMENT

                                     AMONG

                            WASHINGTON SHUTTLE, INC.

                                      AND

                                ITS SHAREHOLDERS
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                  RESTATED AND AMENDED SHAREHOLDERS AGREEMENT
              Among Washington Shuttle, Inc. and Its Shareholders

     THIS RESTATED AND AMENDED SHAREHOLDERS AGREEMENT made          this day of
March, 1997, by and among Barwood Operating Group, Inc., a Maryland corporation, The Convention Store, Inc., a District of Columbia corporation, Shuttle Express, Inc., a Maryland corporation, SuperShuttle Franchise Corporation, Inc., a Delaware corporation, Transportation General, Inc., a Virginia corporation, and The Union Labor Life Insurance Company, a Maryland corporation, hereinafter referred to as the "Corporation".

     WHEREAS, all of the parties to this Agreement, except for The Union Labor Life Insurance Company (hereinafter "ULLICO"), have been shareholders of the Corporation since the formation of the Corporation and are parties to an Amended Shareholders Agreement among them and the Corporation, dated April 5, 1996 (hereinafter the "Prior Agreement"), which this Restated and Amended Shareholders Agreement (hereinafter the "Agreement") is intended to replace in its entirety; and

     WHEREAS, there are currently 500,000 shares of common stock of the Corporation issued and outstanding, of a total of one million shares of common stock authorized to be issued by the Corporation; and

     WHEREAS, the Corporation and its shareholders have agreed to issue to ULLICO and ULLICO has agreed to purchase from the Corporation, upon certain terms and conditions provided hereinbelow, authorized but unissued shares of common stock of the Corporation representing, after issuance, sixteen percent (16%) of the authorized and issued common stock of the Corporation, totaling 97,300 shares, for a total consideration of $1.5 million, or $15.42 per share, payable in cash at the time of closing; and

     WHEREAS, as a condition of the issuance of stock to ULLICO and the purchase of the same by ULLICO, ULLICO is required and desires to become a party to this Agreement and to nominate and have elected an additional member of the Board of Directors of the Corporation; and

     WHEREAS, in order to maintain the percentage ownership of the authorized and issued shares of the Corporation of The Convention Store, Inc., at ten percent (10%), as required by the terms of the Agreement, 10,808 additional shares of stock of the Corporation are to be issued to The Convention Store, Inc., as well, upon the terms and conditions set forth hereinbelow.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


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     1. Ratification of Agreement for Sale and Issuance of Stock.

          1.1 The Shareholders and Corporation hereby ratify and affirm the separate agreement between the Corporation and ULLICO for the sale to ULLICO and the purchase by ULLICO of 97,300 shares of common stock of the Corporation, representing after issuance of said shares of stock, and the issuance of additional stock to The Convention Store, Inc., as provided hereinbelow, sixteen percent (16%) of the authorized, issued and outstanding shares of stock of the Corporation, for a total purchase price of One Million Five Hundred Thousand Dollars ($1,500,000.00), or $15.42 per share. The Shareholders, in ratifying and affirming the issuance of stock to ULLICO, and The Convention Store, Inc., as provided hereinbelow, hereby decline to exercise and, thus, waive (in this instance only) their respective rights of first refusal, under Provision "3. Future Stock Issuances." of the Agreement, to purchase the aforesaid additional shares issued to ULLICO and The Convention Store, Inc.

          1.2 The Shareholders and Corporation also agree to ratify and affirm the issuance by the Corporation of 10,808 additional shares of common stock of the Corporation to The Convention Store, Inc., by separate agreement between the Corporation and The Convention Store, Inc., in order that the percentage ownership interest of The Convention Store, Inc. of all of the issued and outstanding shares of the Corporation will not be less than ten percent (10%), as provided in the Agreement. The Corporation and Shareholders have determined that since The Convention Store, Inc. is not receiving the same favorable rights to receive additional shares of stock of the Corporation upon the occurrence of certain events or conditions, as is ULLICO, as set forth hereinbelow, the full and fair consideration for the issuance of the additional stock to The Convention Store, Inc., is One Dollar ($1.00) per share, to be paid by The Convention Store, Inc.

          1.3 The Corporation and Shareholders further agree that, in the event that the Corporation does not substantially meet 1998 profit projections, consistent with the pro forma numbers for the years 1998 and 1999 that have heretofore been provided to ULLICO by the Corporation, copies of which are attached hereto as Exhibits 1 and 2, ULLICO shall be entitled to be issued by the Corporation, at ULLICO's option, and at no cost to ULLICO, such additional shares of stock of the Corporation as will give to ULLICO an additional two percent (2.0%) of the authorized, issued and outstanding shares of stock of the Corporation after such additional shares are issued. Likewise, in the event that the Corporation does not meet 1999 profit projections, consistent with the pro forma numbers, ULLICO shall be entitled to be issued by the Corporation, at ULLICO's option, and at no cost to ULLICO, an additional two percent (2.0%) of the authorized, issued and outstanding share of stock of the Corporation after such additional shares are issued.

          1.4 The Corporation has agreed by separate agreement with ULLICO to pay to ULLICO at the time of the issuance of the shares of stock being purchased by ULLICO a one-time placement fee of Twenty-two Thousand Five Hundred Dollars ($22,500.00), and the Corporation and Shareholders hereby ratify and affirm said separate agreement and the payment by the Corporation of said fee.

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     2.   Restatement of Shareholders and Shares.

          2.1. The Corporation is authorized to issue One Million (1,000,000) shares of common stock, having a par value of One Dollar ($1.00) per share. The parties hereby acknowledge and agree that the Shareholders of the Corporation and the number of authorized and issued shares of common stock of the Corporation are, upon issuance to ULLICO and The Convention Store, Inc., as provided herein, are as indicated below:

       Shareholder                     No. of Shares        Percentage of Shares
       -----------                    --------------        --------------------

       ULLICO                          97,300 Shares                16.0%
       Barwood Operating
           Group, Inc.                 90,000 Shares                14.8%
       Yellow Transportation          180,000 Shares                29.6%
       SuperShuttle, Inc.              90,000 Shares                14.8%
       The Convention Store, Inc.      60,808 Shares                10.0%
       Transportation General, Inc.    90,000 Shares                14.8%
                                       -------------               ------
                    TOTAL             608,108 Shares               100.0%

     3.   Future Stock Issuances.

          3.1. In the event the Board of Directors determines it is in the best interests of the Corporation to issue additional authorized but unissued Shares of stock of the Corporation, it may do so only upon an affirmative vote of a majority of the Shares of the Corporation at a duly called meeting of the Shareholders of the Corporation.

          3.2. Any issuance of additional Shares of the Corporation shall first be offered at the same price to the Shareholders in the same proportion as the respective Shareholders' existing number of Shares bears to the total number of Shares then issued and outstanding. In the event any one (or more) of the Shareholders declines or fails to purchase its proportionate number of Shares offered to it by the Corporation, then the remaining Shareholders shall have the right to purchase the same, and if there is more than one Shareholder exercising said right, said right to purchase shall be in the same proportion as each said Shareholder's existing number of Shares bears to the total number of Shares of the Shareholders exercising said right of purchase.

     4.   Management of the Corporation.

          Shuttle Express, Inc. shall have the right and obligation to manage and oversee the day-to-day



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operations of the business of the Corporation, subject to the control of the
Board of Directors as provided hereinbelow, including the employment of management personnel, the acquisition of vehicles, machinery, equipment and other assets to be used in said business, the implementation of policies and procedures for the operation of the business, and to do and perform all of the usual and customary acts and duties of oversight of the management of the business of the Corporation. Shuttle Express, Inc. shall provide said management and oversight services without salary or other compensation, except for such reimbursements for reasonable and necessary expenses as are authorized by the Board of Directors from time to time. Shuttle Express, Inc. shall not be held responsible to the Corporation or the Shareholders for any loss or damage resulting from any act or omission committed in the good faith performance of its duties, except that loss or damage which is resulting from any fraud, willful misconduct or the gross negligence of Shuttle Express, Inc. In further consideration of the undertaking by Shuttle Express, Inc. to manage the operation of the business, the Corporation agrees to indemnify and hold Shuttle Express, Inc., and Mark L. Joseph, individually, and all other agents and employees of Shuttle Express, Inc., harmless from all costs, expenses, claims, demands or legal proceedings which may be brought against it by reason of or arising out of its management of the business except that which is caused by the fraud, willful misconduct or gross negligence of Shuttle Express, Inc. or Mark
L. Joseph.

     5.   Control of the Corporation.

          5.1. Control of the affairs of the Corporation shall be vested in the Board of Directors, which shall be comprised of six (6) Directors. Each of the Shareholders shall have the right to nominate and have elected to the Board one (1) of the Directors, and the Shareholders agree to vote their Shares to elect the persons nominated by each of the Shareholders. In the event of a vacancy on the Board of Directors, the Shareholder which nominated the Director whose absence created the vacancy shall have the right to nominate his or her successor, and the Shareholders agree to vote their Shares to elect the person so nominated, who shall then serve out the remaining term of the Director who created the vacancy.

          5.2. Until the next annual election of the Board of Directors, the Shareholders agree that the following persons, nominated as indicated hereinbelow, shall serve as the initial Board of Directors:

Director                                Nominating Shareholder

Lee Barnes                              Barwood Operating Group, Inc.
Mark L. Joseph                          Shuttle Express, Inc.
Mitchell S. Rouse                       SuperShuttle, Inc.
M. Elaine Curl                          The Convention Store, Inc.
Neal C. Nichols                         Transportation General, Inc.
to be named by ULLICO                   ULLICO

     6.   Transfers of Shares.

          6.1. No Shareholder may sell, transfer or in any manner convey all or any part of its Shares of the Corporation except in accordance with the terms of this Agreement. Each certificate for the shares


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issued or to be issued by the Corporation shall have affixed thereon a legend indicating that it is issued subject to the restrictions of transfer set forth herein.

          6.2. In the event a Shareholder desires to sell, transfer or convey in any manner all but not less than all of its Shares of the Corporation, it may do so only after first offering to sell all but not less than all of its Shares to the Corporation upon the same terms and conditions as set forth in any bona fide written offer to purchase received by the Shareholder from any third party. A copy of the bona fide written offer to purchase received by the Shareholder from the third party shall be delivered by the Shareholder to the President of the Corporation who shall promptly present the same to the Board of Directors of the Corporation at a duly called meeting, and the Corporation shall, for a period of sixty (60) days following delivery of the written offer to the President of the Corporation, have the right of first refusal to purchase the Shares upon said terms and conditions.

          6.3. In the event the Corporation fails to exercise its right of first refusal or earlier waives it right to exercise the same by affirmative action of the Board of Directors, then each of the Shareholders shall have the same right of first refusal, for a period of sixty (60) days following expiration of the Corporation's sixty (60)-day period or earlier refusal or waiver, to purchase all but not less than all of the Shares upon the same terms and conditions. In the event more than one Shareholder exercises its right of first refusal to purchase, each Shareholder electing to purchase shall have the right to purchase that proportion in number of Shares being offered that the Shareholder's existing number of Shares bears to the total number of existing Shares held by those Shareholders exercising their right to purchase.

          6.4. In the event neither the Corporation nor any Shareholder elects to purchase the Shares being offered, the offering Shareholder shall be entitled to complete the sale or transfer of its Shares to the bona fide third party upon the same terms and conditions as set forth in the bona fide written offer presented to the Corporation, provided such sale or transfer is completed within sixty (60) days of the expiration of the Shareholders' rights of first refusal. If the transfer or sale is not completed within said sixty (60) days, the right of the Shareholder to sell or transfer its Shares shall lapse, and the Shareholder may not thereafter sell or transfer its Shares to any third party without again first offering the Shares to the Corporation and other Shareholders as set forth above.

     7. Notices.

          All notices required under this Agreement shall be given to the parties by certified mail, return receipt requested or hand delivery to the individuals and at the addresses as follows:

     Barwood Operating Group, Inc.:     Mr. Lee Barnes
                                        4900 Nicholson Court
                                        Kensington, Maryland 20895

     The Convention Store, Inc.:        Ms. M. Elaine Curl
                                        2981 Solomons Island Road
                                        Edgewater, Maryland 21037


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     Shuttle Express, Inc.:                      Mr. Mark L. Joseph
                                                 2100 Huntington Avenue
                                                 Baltimore, Maryland 21211

     SuperShuttle, Inc.                          Mr. Mitchell S. Rouse
                                                 4610 South 35th Street
                                                 Suite 1
                                                 Phoenix, Arizona 85040

     Transportation General, Inc.:               Mr. Neal C. Nichols
                                                 3251 Washington Boulevard
                                                 Arlington, Virginia 22201

     Washington Shuttle, Inc.:                   Mr. Mark L. Joseph
     (the Corporation)                           c/o Yellow Transportation, Inc.
                                                 2100 Huntingdon Avenue
                                                 Baltimore, Maryland 21211

     The Union Labor Life                        Mr. Robert Kennedy
     Insurance Company (ULLICO)                  The Union Labor Life Insurance
                                                 Company
                                                 111 Massachusetts Avenue, N.W.
                                                 Washington, D.C. 20001


     8. Amendment to Articles of Incorporation.

          The Corporation and Shareholders agree to proceed forthwith to amend the Articles of Incorporation of the Corporation to include a provision giving to each shareholder of the Corporation the preemptive right to purchase or subscribe for any unissued stock or any class or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any rights to purchase stock of any class, whether said unissued stock shall be issued for cash, property, or any other lawful consideration.

     9. Miscellaneous.

          9.1. This Agreement shall be interpreted according to the laws of the Commonwealth of Virginia.

          9.2. This Agreement shall be binding upon each of the parties' successors and permitted assigns.

          9.3. This Agreement contains the complete and final understanding of the parties with


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respect to the subject matter set forth herein.

          9.4. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have set their signatures below.


Attest:                                      Barwood Operating Group, Inc.



____________________________                 By:_______________________________
                                                 Lee Barnes

Attest:                                      Shuttle Express, Inc.




____________________________                 By:_______________________________
                                                 Mark L. Joseph

Attest:                                      SuperShuttle, Inc.




____________________________                 By:_______________________________
                                                 Mitchell S. Rouse

Attest:                                      The Convention Store, Inc.




____________________________                 By:_______________________________
                                                 M. Elaine Curl


Attest:                                      Transportation General, Inc.




____________________________                 By:_______________________________
                                                 Neal C. Nichols

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Attest:                                 The Union Labor Life Insurance Company




____________________________            By:___________________________________
                                            Robert Kennedy


Attest:                                 Washington Shuttle, Inc.




____________________________            By:____________________________________
                                            Mark L. Joseph




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